EXHIBIT 10.10


                          EXCERPT OF RESOLUTIONS OF THE
       BOARD OF DIRECTORS OF P.A.M. TRANSPORTATION SERVICES, INC. ADOPTED
                                NOVEMBER 17, 2005
   AMENDING INCENTIVE COMPENSATION PLAN 2000C WHICH IS APPLICABLE TO EXECUTIVE
                      OFFICERS AND CERTAIN OTHER EMPLOYEES


INCENTIVE COMPENSATION PLANS - EXTENSION THROUGH 2005
-----------------------------------------------------

RESOLVED, that the Board of Directors has determined that Incentive Compensation Plan - 2000A ("Plan A"), Incentive Compensation Plan 2000B ("Plan B"), and Incentive Compensation Plan 2000C ("Plan C"), which are presently in effect (collectively the "Plans"), should be extended for an additional year so they will also apply to the calendar year 2005, and the Plans are extended to apply to 2005.

RESOLVED FURTHER, that the provisions of Exhibit A to each of the three Plans, respectively, which establish the targeted operating ratios and corresponding bonus percentages for 2000-2002 calendar years, and which were also applied for calendar years 2003 and 2004, shall, subject to the provisions of the Plans, also apply to 2005.

RESOLVED FURTHER, that the employees who are designated as the participants in each of Plan B and Plan C for 2005, subject to the provisions of those Plans, are the employees selected by the Compensation and Stock Option Committee (the "Compensation Committee") as the participants in Plan B and Plan C for 2005; which employees are the same as the employees selected to participate in Plan B and Plan C, respectively, for 2004, and are listed on the schedule provided to the Board of Directors.

RESOLVED FURTHER, that pursuant to Section 7 of Plan B and Plan C, respectively, Sections 4(c) (Payments of Awards) of each of such Plans is amended by adding a new clause (vi) to each that follows the timing patterns of awards for prior years, while making specific provision for corresponding timing for 2005 awards, and provides as follows:

"(vi) Any bonus that is awarded for the 2005 calendar year shall be made as follows:

         (x) fifty percent (50%) of the bonus shall be paid on or before March 31, 2006;

         (y) twenty-five percent (25%) of the bonus shall be paid on or before March 31, 2007; and

         (z) twenty-five percent (25%) of the bonus shall be paid on or before March 31, 2008."


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